Exhibit 10.1

CONATUS PHARMACEUTICALS INC.

2013 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE AND

RESTRICTED STOCK UNIT AGREEMENT

Conatus Pharmaceuticals Inc., a Delaware corporation (the “Company”), pursuant to its 2013 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), an award of restricted stock units (“Restricted Stock Units” or “RSUs”) with respect to the number of shares of the Company’s Common Stock (the “Shares”) indicated below. This award for Restricted Stock Units (this “Award”) is subject to the terms and conditions set forth herein, in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and in the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Agreement.

Participant:

Grant Date:

Total Number of RSUs:

Distribution Schedule:	Subject to the terms of the Restricted Stock Unit Agreement, the RSUs shall be distributable in accordance with Section 2.1 of the Restricted Stock Unit Agreement.

Vesting Schedule:	Subject to the terms of the Restricted Stock Unit Agreement, the RSUs shall vest as set forth on Exhibit B to this Grant Notice.

By Participant’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice. Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice or the Agreement.

CONATUS PHARMACEUTICALS INC.	PARTICIPANT

By:	By:

Print Name:	Print Name:

Title:

EXHIBIT A

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of RSUs set forth in the Grant Notice, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan.

ARTICLE I

GENERAL

1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.2 Incorporation of Terms of Plan. The Award is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II

AWARD OF RESTRICTED STOCK UNITS

2.1 Award of Restricted Stock Units.

(a) Award. In consideration of Participant’s continued employment or service with the Company or any Subsidiary thereof and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company hereby grants to Participant the number of RSUs set forth in the Grant Notice, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan. Prior to actual issuance of any Shares, the RSUs and the Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.

(b) Vesting. The RSUs subject to the Award shall vest in accordance with the Vesting Schedule set forth in Exhibit B to the Grant Notice. Unless and until the RSUs have vested in accordance with the Vesting Schedule set forth in the Grant Notice, Participant will have no right to any distribution with respect to such RSUs. Unless otherwise provided in Exhibit B to the Grant Notice, in the event of Participant’s Termination of Service prior to the vesting of all of the RSUs, any unvested RSUs will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company.

(c) Distribution of RSUs.

(i) Shares of Common Stock shall be distributed to Participant (or in the event of Participant’s death, to his or her estate) with respect to Participant’s vested RSUs within ten (10) days following the date on which such RSUs vest as specified in the Vesting Schedule set forth in Exhibit B to the Grant Notice, subject to the terms and provisions of the Plan and this Agreement.

(ii) All distributions of the RSUs shall be made by the Company in the form of whole shares of Common Stock.

(iii) Neither the time nor form of distribution of Common Stock with respect to the RSUs may be changed, except as may be permitted by the Administrator in accordance with the Plan and Section 409A of the Code and the Treasury Regulations thereunder.

(d) Generally. Shares issued under the Award shall be issued to Participant or Participant’s beneficiaries, as the case may be, at the sole discretion of the Administrator, in either (i) uncertificated form, with the Shares recorded in the name of Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement; or (ii) certificate form. In no event will fractional shares be issued upon settlement of the Award. Only whole Shares shall be issued in satisfaction of the Award and, in the event of any fractional Shares subject to the Award, the Award shall be rounded down to the nearest whole Share.

(e) Consideration to the Company. In consideration of the grant of the Award by the Company, Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan, the Grant Notice or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

2.2 Tax Withholding.

(a) The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting of the RSUs, the distribution of the Shares issuable with respect thereto, or any other taxable event related to the RSUs (the “Tax Withholding Obligation”).

(b) Unless Participant elects to satisfy the Tax Withholding Obligation by some other means in accordance with clause (c) below prior to the time the Tax Withholding Obligation arises, Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company to, and the Company shall, withhold a net number of vested Shares otherwise issuable pursuant to the RSUs having a then-current Fair Market Value not exceeding the amount necessary to satisfy the Tax Withholding Obligation of the Company and its Subsidiaries with respect to the vesting or distribution of the RSUs.

(c) At any time not less than five (5) business days before any Tax Withholding Obligation arises, Participant may elect to satisfy the Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation in one or more of the forms specified below:

(i) in cash or by the deduction of such amount from other compensation payable to Participant;

(ii) by tendering vested Shares owned by Participant having a then-current Fair Market Value not exceeding the amount necessary to satisfy the Tax Withholding Obligation of the Company and its Subsidiaries; or

(iii) in any combination of the foregoing.

(d) To the maximum extent permitted by Applicable Law, the Company further has the authority to deduct or withhold such amount as is necessary to satisfy any Tax Withholding Obligation from other compensation payable to Participant.

(e) Subject to Section 11.2 of the Plan, the applicable Tax Withholding Obligation will be determined based on Participant’s Applicable Tax Withholding Rate. Participant’s “Applicable Tax Withholding Rate” shall mean the greater of (i) the minimum applicable statutory tax withholding rate or (ii) with Participant’s consent, the maximum individual tax withholding rate permitted under the rules of the applicable taxing authority for tax withholding attributable to the underlying transaction; provided, however, that in no event shall Participant’s Applicable Tax Withholding Rate exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America); provided, however, that the number of Shares tendered or withheld, if applicable, pursuant to Section 2.2(b) or Section 2.2(c)(ii) shall be rounded up to the nearest whole Share sufficient to cover the applicable Tax Withholding Obligation, to the extent rounding up to the nearest whole Share does not result in the liability classification of the RSUs under generally accepted accounting principles.

(f) Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or settlement of the Award or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the Award to reduce or eliminate Participant’s tax liability.

ARTICLE III

RESTRICTIONS

3.1 Award and Interests Not Transferable. This Award may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares issuable pursuant to the Award have been issued, and all restrictions applicable to such Shares have lapsed. This Award and the rights and privileges conferred hereby shall not be liable for the debts, contracts or engagements of Participant or his or her successors in interest and shall not be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

3.2 Rights as Stockholder. Neither Participant nor any person claiming under or through Participant shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares issuable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). No adjustment will be made for a dividend or other right for which the record date is prior to the date of such issuance, recordation and delivery, except as provided in Section 13.2 of the Plan. Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such shares of Stock, including, without limitation, the right to receipt of dividends and distributions on such shares.

3.4 Award Subject to Clawback. This Award and any Shares issuable upon vesting of the RSUs are subject to Section 11.5 of the Plan.

3.5 Conditions to Issuance of Shares or Settlement of Award. The Company shall not be required to issue or deliver any Shares issuable upon the vesting of the RSUs prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the U.S. Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its sole and absolute discretion, deem necessary and advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, (d) the lapse of any such reasonable period of time following the date the RSUs vest as the Administrator may from time to time establish for reasons of administrative convenience, and (e) the receipt by the Company of full payment of any applicable withholding tax in any manner permitted under Section 2.2 above.

ARTICLE IV

OTHER PROVISIONS

4.1 Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Administrator will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

4.2 Adjustments. Participant acknowledges that the Award, including the vesting of the Award and the number of Shares subject to the Award, is subject to adjustment in the discretion of the Administrator upon the occurrence of certain events as provided in this Agreement and Section 13.2 of the Plan.

4.3 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s personnel records. By a notice given pursuant to this Section 4.3, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

4.4 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.5 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

4.6 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.

4.7 Tax Representations. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4.8 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of Participant

4.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.1 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the RSUs, the Plan and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.11 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant

4.12 Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, including without limitation, the provisions of any employment agreement or offer letter regarding equity awards to be awarded to Participant by the Company, or any other oral, implied or written promises, statements, understandings, undertakings or agreements by the Company or any of its representatives regarding equity awards to be awarded to Participant by the Company (other than the terms of any such agreements that govern acceleration of equity awards held by Participant).

4.13 Section 409A.

(a) Notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (together with any Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date, “Section 409A”). The Administrator may, in its discretion, adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A.

(b) This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the Shares issuable pursuant to the RSUs shall be distributed to Participant no later than the later of: (i) the fifteenth (15th) day of the third month following Participant’s first taxable year in which such RSUs are no longer subject to a substantial risk of forfeiture, and (ii) the fifteenth (15th) day of the third month following first taxable year of the Company in which such RSUs are no longer subject to substantial risk of forfeiture, as determined in accordance with Section 409A and any Treasury Regulations and other guidance issued thereunder.

(c) For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that Participant may be eligible to receive under this Agreement shall be treated as a separate and distinct payment.

4.14 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.15 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Award, and rights no greater than the right to receive the Shares as a general unsecured creditor.

4.16 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

EXHIBIT B

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

VESTING SCHEDULE

1. Time-Based Vesting. The RSUs shall vest on the first anniversary of the Grant Date.

2. Accelerated Vesting. The RSUs shall vest immediately (a) upon the occurrence of a Change in Control, or (b) if Participant’s employment is terminated by the Company without Cause (as defined in the Plan) or by Participant for Good Reason (as defined in the Plan).

3. Forfeiture. Any portion of the Award and any RSUs which do not vest pursuant to Sections 1 or 2 above shall automatically and without further action be cancelled and forfeited by Participant, and Participant shall have no further right or interest in or with respect to such portion of the Award or RSUs.